UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2005

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20242	13-3845162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500-512 Seventh Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code		(212) 600-6000

500 Seventh Avenue, New York, NY 10018

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 4, 2005, iVillage Inc., or iVillage, filed a Current Report on Form 8-K under Item 2.01 to report that it, through its subsidiary, iVillage Limited, had acquired from iVillage UK Limited, a subsidiary of Tesco Stores Limited, certain assets (consisting of intellectual property rights, contracts, books and records, office furniture, information technology systems and other personal property) related to the iVillage.co.uk Web site, on April 29, 2005.  In response to parts (a) and (b) of Item 9.01 of such Form 8-K, iVillage stated that it would file by amendment the required historical financial statements for Delamare One Limited (formerly iVillage UK Limited) and the required pro forma financial information, as permitted by paragraphs (a)(4) and (b)(2) to Item 9.01 to Form 8-K.  This Form 8-K/A is being filed to provide the required historical financial statements and pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(a)	Attached hereto as Exhibit 99.1 are the audited Delamare One Limited (formerly iVillage UK Limited) financial statements for the 52 week periods ended February 26, 2005 and February 28, 2004.

(b)	Attached hereto as Exhibit 99.2 is the iVillage Inc. and Subsidiaries unaudited pro forma combined condensed consolidated financial information as of and for the year ended December 31, 2004.

(c)	Exhibits

23.1 Consent of Independent Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.

By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer,
Executive Vice President,
Operations & Business Affairs, and
Secretary

Dated: July 14, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Audited Delamare One Limited (formerly iVillage UK Limited) Financial Statements for the 52 week periods ended February 26, 2005 and February 28, 2004.

99.2	iVillage Inc. and Subsidiaries Unaudited Pro Forma Combined Condensed Consolidated Financial Information as of and for the Year Ended December 31, 2004.

23.1	Consent of Independent Accountants.